CONSENT OF INDEPENDENT AUDITORS


         We consent to the use of our report dated February 21, 1997 with respect to the New York Muni Fund, a series of Fundamental Funds, Inc. referred to therein in Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A, File No. 2-82710, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Custodian and Independent Certified Public Accountants."



                                                     /s/McGladrey & Pullen, LLP
                                                     --------------------------
                                                        McGladrey & Pullen, LLP

New York, New York
April 24, 1997